UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2005

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

This amendment to the registrant’s report on Form 8-K, as filed on March 10, 2005, is being filed solely to correct the date in the first line in Item 1.01 to March 10, 2005 and the date in the first line in Item 1.02 to March 10, 2005.

Item 1.01.      Entry into a Material Definitive Agreement.

On March 10, 2005, Halliburton entered into a Five Year Revolving Credit Agreement among Halliburton, as Borrower, the Banks and the Issuing Banks party thereto, Citicorp North America, Inc. ("CNAI"), as Paying Agent, and CNAI and JPMorgan Chase Bank, N.A., as Co-Administrative Agents.

The Credit Agreement is for general working capital purposes and expires on March 10, 2010. The Credit Agreement replaces Halliburton’s 3-Year Revolving Credit Agreement dated as of October 31, 2003 and 364-Day Revolving Credit Agreement dated as of July 14, 2004.

The Five Year Revolving Credit Agreement is attached to this report as Exhibit 10.1.

Item 1.02.     Termination of a Material Definitive Agreement.

On March 10, 2005, Halliburton terminated the following credit agreements:

3-Year Revolving Credit Agreement dated as of October 31, 2003, as amended, among Halliburton, the Banks party thereto, Citicorp North America, Inc., as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, and ABN AMRO Bank N.V., as Documentation Agent.

364-Day Revolving Credit Agreement dated as of July 14, 2004, among Halliburton, the Banks party thereto, Citicorp North America, Inc., as Paying Agent, JPMorgan Chase Bank, as Co-Administrative Agent, ABN AMRO Bank N.V., as Syndication Agent, and HSBC Bank USA, National Association and The Royal Bank of Scotland plc, as Co-Documentation Agents.

The two credit agreements were for general working capital purposes and were replaced with the Five Year Revolving Credit Agreement described in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: March 14, 2005	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary